Exhibit 4.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               LIMCO-PIEDMONT INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1, of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is: Limco-Piedmont Inc.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock the Corporation shall have authority to issue is 25,000,000 shares, all of which shall be shares of common stock, having a par value of $0.01 per share.

         FIFTH: The name and mailing address of the incorporator are as follows:

                  Name                       Mailing Address
                  ----                       ---------------

                  Steven J. Glusband         Carter Ledyard & Milburn LLP
                                             Two Wall Street
                                             New York, NY 10005

         SIXTH:  The Corporation is to have perpetual existence.

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         SEVENTH:  (a) The  business  and  affairs of the  Corporation  shall be managed by or under the direction of the Board of Directors. The number of directors shall be the number of directors then in office and shall thereafter, subject to any limitations set forth in the By-Laws be such number or such greater or lesser number as may be fixed from time to time and at any time by a resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors.

         (b) The term of office of a director shall expire at the annual meeting of stockholders next following the election or most recent re-election of such director. Notwithstanding anything contained herein or in the By-Laws to the contrary, the term of office of a director then serving shall not expire until his successor shall have been duly elected and qualified. Except as otherwise provided in the By-Laws, the election of directors is not required to be conducted by written ballot.

         (c) Directors can be removed at any special meeting of the stockholders duly called for that purpose as provided in the By-Laws by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, either with or without cause and the remaining directors will fill any vacancy or vacancies created by such removal in accordance with the provisions of the By-Laws. Directors can be removed at any meetings of the Board of Directors by the vote of a majority of the Board of Directors, with cause and the remaining directors will fill any vacancy or vacancies created by such removal in accordance with the provisions of the By-Laws.

         (d) Any vacancies on the Board of Directors caused by death, resignation, retirement, disqualification or removal from office, or created by an increase in the authorized number of directors can be filled by a majority vote of the directors then in office.

         EIGHTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for an act or omission in such person's capacity as a director of the Corporation, except to the extent such exemption from liability or limitation thereof is not permitted by applicable law, as the same exists or hereafter may be changed. If applicable law is hereafter changed to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by applicable law, as so changed. Any repeal or amendment of this Article Eighth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Articles inconsistent with this Article Eighth will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.


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         NINTH:  (a) Each  person who was or is a party or is  threatened  to be made a party to, or testifies or otherwise participates in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an
action,  suit  or  proceeding  (any  of  the  foregoing   hereinafter  called  a
"proceeding"), whether or not by or in the right of the Corporation, because such person is or was a director, officer, employee or agent of the Corporation or, while a director or officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, other enterprise or other entity (hereinafter a "Covered Person") shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually incurred by such person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except for
proceedings  to  enforce  rights  to  indemnification,   the  Corporation  shall
indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred by this Article Ninth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

         (b) The rights conferred on any Covered Person by this Article Ninth shall not be exclusive of any other rights which any Covered Person may have or hereafter may acquire under law, these Articles, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

         (c) Any repeal or amendment of this Article Ninth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Articles inconsistent with this Article Ninth, will, unless otherwise required by law, be prospective only (except to the extent such amendment, change in law or adoption permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

         (d) This Article Ninth shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.


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         TENTH:  Any  amendment  of these  Articles  must first be approved by a majority of the Board of Directors, and if required by law, must thereafter be approved by a majority of the outstanding shares of common stock, except that
the  amendment  of  the  provisions  relating  to  stockholder   action,   Board
composition, limitation of liability must be approved by not less than 75% of the outstanding shares of common stock.

         ELEVENTH: The By-Laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the By-Laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares of common stock, or, if the Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares of common stock.


Signed on February 27, 2007



                                        /s/ Steven J. Glusband
                                        ----------------------------------------
                                        Steven J. Glusband, Incorporator


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